EXHIBIT 1

JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them a Statement on Schedule 13G (including amendments thereto) with regard to the common stock of Tarrant Apparel Group and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of January 28, 2005.

ATLAS CAPITAL (Q.P.), L.P. By: Atlas Capital Management, L.P., its general partner By: RHA, Inc., its general partner

By:	/s/ Robert H. Alpert
Robert H. Alpert
President

ATLAS CAPITAL MASTER FUND, L.P. By: Atlas Capital Management, L.P., its general partner By: RHA, Inc., its general partner

By:	/s/ Robert H. Alpert
Robert H. Alpert
President

ATLAS CAPITAL ID FUND, L.P. By: Atlas Capital Management, L.P., its general partner By: RHA, Inc., its general partner

By:	/s/ Robert H. Alpert
Robert H. Alpert
President

ATLAS CAPITAL MANAGEMENT, L.P. By: RHA, Inc., its general partner
By: /s/ Robert H. Alpert
Robert H. Alpert
President

RHA, INC.
By:	/s/ Robert H. Alpert
Robert H. Alpert
President

/s/ Robert H. Alpert
Robert H. Alpert